SCHEDULE 14A/A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[   ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                        The Ashton Technology Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[    ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

          1)   Title of each class of securities to which transaction applies:
               Common Stock, par value $.01 per share
          2)   Aggregate number of securities to which transaction applies:
               _____________.
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $
               _______.
          4)   Proposed maximum aggregate value of transaction:
               $____________________
          5)   Total fee paid: $____________.

[    ]   Fee paid previously with preliminary materials.

[    ]         Check box if any part of the fee is offset as provided by
               Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1)   Amount Previously Paid:
          2)   Form, Schedule or Registration Statement No.:
          3)   Filing Party:
          4)   Date Filed:

                        THE ASHTON TECHNOLOGY GROUP, INC.
                               ELEVEN PENN CENTER
                               1835 MARKET STREET
                                    SUITE 420
                        PHILADELPHIA, PENNSYLVANIA 19103

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 20, 2002


         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of The Ashton Technology Group, Inc., a Delaware corporation, will be held at 12:00 noon, local time, on March 20, 2002 at our offices, located at 1835 Market Street, Suite 420, Philadelphia, Pennsylvania for the purpose of considering and voting upon:

          o approval of an amendment to Ashton's certificate of incorporation to increase the authorized common stock of Ashton from 100 million shares to one billion shares, an increase of 900 million shares; and

          o approval of an amendment to Ashton's certificate of incorporation to define Ashton's interest and expectancy in specified business opportunities.

         Further details on these matters are provided in the attached proxy statement.

         The close of business on January 28, 2002 is the record date for the determination of stockholders entitled to notice of and to vote at the special meeting or any postponement, continuation or adjournment thereof. Such stockholders may vote in person or by proxy. A list of the stockholders entitled to notice of and to vote at the special meeting will be open to the examination of any stockholder of Ashton upon request during regular business hours at the offices of Ashton for the ten-day period prior to the special meeting.

         You are cordially invited to attend the special meeting. Whether you plan to attend the special meeting or not, it is important that you promptly complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the special meeting. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. This notice of special meeting and Ashton's proxy statement and form of proxy are being sent to stockholders commencing on or about February __, 2002.

                                               Sincerely,

                                               /s/James M. Connolly

                                               James M. Connolly
                                               Secretary
Philadelphia, Pennsylvania
February __, 2002

                             YOUR VOTE IS IMPORTANT.
                 PLEASE REMEMBER TO RETURN YOUR PROXY PROMPTLY.

                                     [LOGO]

                        THE ASHTON TECHNOLOGY GROUP, INC.
                               ELEVEN PENN CENTER
                               1835 MARKET STREET
                                    SUITE 420
                        PHILADELPHIA, PENNSYLVANIA 19103

                                 PROXY STATEMENT
                         SPECIAL MEETING OF STOCKHOLDERS


         This proxy statement and the accompanying form of proxy are being furnished to the holders of the common stock, par value $0.01 per share, of The Ashton Technology Group, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors for use at the special meeting, or any postponement, continuation or adjournment thereof. The special meeting will be held at our principal executive offices, located at Eleven Penn Center, 1835 Market Street, Suite 420, Philadelphia, Pennsylvania 19103 on March 20, 2002 at 12:00 noon, local time. Only stockholders of record at the close of business on January 28, 2002 are entitled to notice of, and to vote at, the special meeting. The notice of special meeting, proxy statement and form of proxy are being sent or given to stockholders commencing on or about February __, 2002.

         At the special meeting, the stockholders will be asked to:

          o approve an amendment to Ashton's certificate of incorporation to increase the authorized common stock of Ashton from 100 million shares to one billion shares, an increase of 900 million shares; and

          o approve an amendment to Ashton's certificate of incorporation to define Ashton's interest and expectancy in specified business opportunities.

YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, TO COMPLETE, SIGN, DATE, AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                           By Order of the Board of Directors,

                                           /s/ Fredric W. Rittereiser

                                           Fredric W. Rittereiser
                                           Chairman and Chief Executive Officer



Philadelphia, Pennsylvania
February __, 2002

                                  INTRODUCTION

SOLICITATION OF PROXIES

         If the accompanying proxy is properly executed and returned, the shares of the common stock represented thereby will be voted in accordance with the instructions specified in the proxy. In the absence of instruction to the contrary, such shares will be voted in favor of the adoption and approval of (i) the amendment to Ashton's certificate of incorporation to increase the authorized shares from 100 million to one billion and (ii) the amendment to Ashton's certificate of incorporation to define the corporation's interest and expectancy in specified business opportunities.

MANNER AND EXPENSES OF SOLICITATION

         Solicitation of proxies will be undertaken by officers and employees of Ashton, on behalf of the Board of Directors, by mail, telephone, facsimile and personal contact. All costs thereof will be borne by Ashton. Ashton may also make arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the common stock and to request authority for the execution of proxies. If it does so, Ashton will reimburse such organizations for their reasonable expenses in connection therewith. In addition, Ashton has entered into an arrangement with Georgeson Shareholder Communications, whereby Georgeson shall act as proxy solicitor on behalf of the Board of Directors in connection with the special meeting, soliciting proxies by mail, telephone, facsimile and personal contact. In exchange for its services as proxy solicitor, Georgeson will receive payment of less than $10,000 from Ashton.

REVOCATION OF PROXY

         Any stockholder may revoke his or her proxy at any time prior to the voting thereof on any matter. Any stockholder who signs and returns a proxy may revoke it at any time before it has been voted by: (i) delivering written notice of its revocation to Ashton, (ii) delivering to Ashton a duly executed proxy bearing a later date, or (iii) attending the special meeting or any postponement, continuation or adjournment thereof, and voting in person (although attendance at the special meeting will not in and of itself constitute revocation of a proxy).

QUORUM AND REQUIRED VOTE

         At January 28, 2002, the outstanding voting securities of Ashton consisted of 68,162,250 shares of common stock. Each share is entitled to one vote on the matter of business properly brought before the special meeting.

         The presence, in person or by proxy, of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the special meeting. Only stockholders of record at the close of business on January 28, 2002 will be entitled to notice of, and to vote at, the special meeting. A list of all of Ashton's stockholders entitled to notice of and to vote at the special meeting will be available at the special meeting for inspection by any stockholder upon request and during regular business hours at the offices of Ashton for the ten-day period prior to the special meeting.

         Shares of common stock represented by a properly signed and returned proxy will be counted as present at the special meeting or any postponement, continuation or adjournment thereof, for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Approval and adoption of each of the proposals to amend Ashton's certificate of incorporation requires the affirmative vote of a majority of the outstanding shares of common stock. If no specification is made on the proxy as to the proposals, the shares represented by the proxy will be voted FOR the proposals.

         Abstentions will be treated as shares that are present and entitled to vote for purposes of determining a quorum at the special meeting or any postponement, continuation or adjournment thereof. Abstentions will have the same effect as votes cast against the proposals.

         Brokers who have not received timely voting instructions from beneficial owners prior to the special meeting are not permitted to vote the shares of such holders in their discretion, and such shares shall not be voted FOR the proposals, which shall have the same effect as a vote against the proposals.

                                   PROPOSAL 1:

       TO APPROVE AN AMENDMENT TO ASHTON'S CERTIFICATE OF INCORPORATION TO
         INCREASE THE AUTHORIZED COMMON STOCK OF ASHTON FROM 100 MILLION
        SHARES TO ONE BILLION SHARES, AN INCREASE OF 900 MILLION SHARES.

      THE BOARD OF DIRECTORS OF ASHTON UNANIMOUSLY RECOMMENDS THAT HOLDERS
            OF COMMON STOCK VOTE "FOR" THE APPROVAL OF THE PROPOSAL.

SHARES AUTHORIZED, ISSUED AND OUTSTANDING, AND SHARES RESERVED FOR FUTURE OBLIGATIONS

         Ashton's certificate of incorporation currently authorizes the issuance of 100 million shares of common stock, par value $.01 per share. Holders of Ashton common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and to receive such dividends, if any, that are declared by the Board of Directors. The common stock has no other rights and there are no preemptive or sinking fund provisions applicable to the common stock. If Ashton issues any additional shares of common stock, your rights as a stockholder could be affected, your proportionate ownership interest in Ashton will be diluted, and the value of your common stock could be reduced.

OptiMark Innovations Inc.

         On February 4, 2002, Ashton entered into a securities purchase agreement with OptiMark Innovations Inc., whereby Ashton has agreed to sell up to 633,443,600 shares of its common stock for the purchase price of $27.3 million. In addition, subject to the closing of the sale of Ashton's common stock to OptiMark Innovations pursuant to the securities purchase agreement, OptiMark Innovations has agreed to lend approximately $2.7 million to Ashton to be evidenced by a senior secured convertible note to be executed by Ashton in the amount of approximately $2.7 million in favor of OptiMark Innovations Inc. The five-year senior secured convertible note is convertible into shares of Ashton common stock at a rate of $0.0492782 per share, subject to adjustment prior to the closing and to customary anti-dilution adjustments after the closing, and accrues interest at a rate of 7.5% per annum. The principal amount of the senior secured note will be initially convertible into 55,344,360 shares of Ashton common stock.

         The unpaid principal balance of the senior secured note, together with any accrued and unpaid interest and other amounts owed under the note, will be due to OptiMark Innovations and payable by Ashton five years from the date of the issuance of the note by Ashton. The total $30 million consideration to be paid by OptiMark Innovations for the common stock purchase will be comprised of
(i) approximately $7.3 million in cash, and intellectual property and other non-cash assets valued, for purposes of the securities purchase agreement, at $20 million as consideration for the purchase of the 633,443,600 shares of Ashton's common stock and (ii) approximately $2.7 million in cash in exchange for the senior secured note. Closing of the sale of common stock to OptiMark Innovations is contingent upon, among other things, OptiMark Innovations presenting to Ashton documents evidencing OptiMark Innovations' capitalization as of December 31, 2001. The value ascribed to the intellectual property and other non-cash assets by OptiMark Innovations was based in part on preliminary discussions with a potential investor in OptiMark Innovations. Ashton has not obtained an appraisal or other third party valuation of the fair market value of the intellectual property and other non-cash assets. There can be no assurance that the fair market value of the intellectual property and other non-cash assets is equal to the value ascribed to these assets by OptiMark Innovations in the securities purchase agreement.

         OptiMark Innovations Inc. is an indirect majority-owned subsidiary of OptiMark Holdings, Inc. If the sale of securities to OptiMark Innovations closes, Ashton will use the cash proceeds of the sale for general corporate purposes.

HK Weaver Group, Limited

         On January 30, 2002, HK Weaver Group, Limited agreed to lend up to $500,000 to Ashton under a bridge loan agreement. The bridge loan is payable on the earliest to occur of (i) March 30, 2002, (ii) closing of the OptiMark Innovations securities purchase, or (iii) default under the bridge loan. $250,000 of the loan amount is convertible into 5 million shares of Ashton common stock, and the remaining $250,000 is either convertible into an additional 5 million shares of Ashton common stock or repayable in cash, at the option of HK Weaver. Once Ashton has drawn $500,000, HK Weaver, in its sole discretion, may lend an additional $100,000 to Ashton, which is repayable on or before March 30, 2002. The HK Weaver loan is secured by 47 million shares of the common stock of Kingsway-ATG Asia Limited owned by Ashton. HK Weaver Group, Limited, formerly known as Kingsway Electronic Services Limited, is a holding company and the parent of Kingsway-ATG Asia Limited. Kingsway-ATG Asia Limited currently owns 18,489,274 shares of Ashton common stock.

         In connection with the loan, Ashton agreed to grant HK Weaver a three-year option to purchase two million shares of Ashton common stock at an exercise price equal to the price per share to be paid, if at all, by OptiMark Innovations upon closing of the securities purchase agreement between Ashton and OptiMark Innovations. Upon the closing of the securities purchase agreement between Ashton and OptiMark Innovations, the options will vest in quarterly installments of 500,000 each, beginning three months after the date of the closing of the purchase of Ashton's common stock by OptiMark Innovations.

RGC International Investors, LDC

         On August 18, 1999, Ashton completed a private placement for the sale of 20,000 shares of series F convertible preferred stock of Ashton, with a stated value of $1,000 per share, to RGC International Investors, LDC for gross proceeds of $20 million. Beginning on February 18, 2000, RGC was entitled to require Ashton to redeem for cash the outstanding 4,363 shares of series F preferred not previously converted. In lieu of the right to require such redemption by Ashton, Ashton and RGC entered into a securities exchange agreement on July 13, 2001 whereby the remaining 4,363 shares of series F preferred were exchanged for a 9% secured convertible note in the principal amount of approximately $5.1 million due August 18, 2003.

         The RGC secured convertible note is convertible into shares of Ashton common stock at the lower of $1.00 and the average of the five lowest closing bid prices during the 22 trading days preceding conversion. Pursuant to the securities exchange agreement, Ashton is required to reserve two times the estimated number of shares issuable upon conversion of the RGC secured convertible note, or 30,071,964 shares based on the January 31, 2002 common stock price of $0.35 per share.

         As a condition to closing the purchase of common stock by OptiMark Innovations, Ashton will be required to modify the RGC secured convertible note on terms and conditions acceptable to OptiMark Innovations.

Jameson Drive LLC

         On July 10, 2001, Ashton entered into an equity line arrangement with Jameson Drive LLC. The equity line is in the form of a securities purchase agreement and provides for the purchase by Jameson of up to $15 million worth of shares of Ashton common stock over a 24-month period. During this period,

Ashton may request a draw on the equity line by selling common stock to Jameson. Jameson is obligated to buy the shares, subject to the terms of the agreement. The sales price for the shares sold to Jameson is not fixed, but is based on a 10% discount to the market price of Ashton common stock at the time of the sale. At any one time, Ashton can draw a minimum of $100,000 and a maximum of $1 million.

         Ashton is committed to drawing a minimum of $2.5 million over the term of the agreement, and is limited to drawing a maximum of $15 million. As of January 31, 2002, Ashton has drawn down gross proceeds of $1.8 million on the equity line by selling 12,132,865 shares of common stock to Jameson. In order for Ashton to fulfill its obligation to sell a minimum of $2.5 million to Jameson, it would be required to draw an additional $700,000. Based on the January 31, 2002 closing price of its common stock of $0.35 per share, Ashton would be required to issue an additional 2,222,222 shares of common stock to satisfy its obligation.

         As a condition to closing the purchase of common stock by OptiMark Innovations, Ashton is required to obtain Jameson's agreement to modify the equity line on terms and conditions acceptable to OptiMark Innovations to provide for the elimination of the $2.5 million minimum draw requirement and the penalty for the failure to issue and deliver shares of common stock equal to or exceeding the minimum draw amount of $2.5 million. OptiMark Innovations, Jameson and Ashton are currently negotiating such a modification. There can be no assurance, however, that negotiations will be successful.

         As of January 31, 2002, Ashton had 68,162,250 shares of common stock issued and outstanding. Ashton has reserved 264,000 shares of common stock in connection with the conversion of its series B convertible preferred stock, 12,000,000 shares of common stock issuable upon conversion of the bridge loan and exercise of the warrants issued to HK Weaver Group, Limited, 30,071,964 shares of common stock issuable upon conversion of the secured convertible note issued to RGC, 2,222,222 shares of common stock issuable to satisfy Ashton's obligations under the equity line with Jameson, 5,546,743 shares of common stock in connection with the exercise of outstanding warrants, and 11,381,711 shares of common stock in connection with the possible exercise of outstanding stock options and the granting of additional stock options. Of those shares reserved for stock options, 7,009,317 shares are reserved for outstanding options, and 4,372,394 shares of common stock are reserved for future grants. In the aggregate, 61,486,640 shares of common stock are reserved for future obligations and the authorization of an additional 688,787,960 shares of common stock are required to issue the securities pursuant to the securities purchase agreement with OptiMark Innovations and upon conversion of the senior secured convertible note with OptiMark Innovations.

PURPOSE OF THIS PROPOSAL

         The purpose of this proposal is to approve Ashton's amendment to its certificate of incorporation to increase the authorized common stock from 100 million to one billion shares. Ashton intends to use the additional 900 million shares of common stock primarily to fulfill its obligations pursuant to the securities purchase agreement between Ashton and OptiMark Innovations Inc. dated February 4, 2002 (including Ashton's obligations under the senior secured convertible note contemplated thereby).

         Pursuant to the securities purchase agreement, Ashton has agreed to sell up to 633,443,600 shares of its common stock for the purchase price of $27.3 million to OptiMark Innovations. In addition, in the event that the sale of common stock to OptiMark Innovation closes, OptiMark Innovations has agreed to lend approximately $2.7 million to Ashton to be evidenced by a senior secured convertible note in the amount of approximately $2.7 million executed by Ashton in favor of OptiMark Innovations. The five-year senior secured note will be convertible into shares of Ashton common stock at a rate of $0.0492782 per share, subject to adjustment prior to closing and to customary anti-dilution adjustments after closing, and will accrue interest at a rate of 7.5% per annum payable semi-annually in cash. If issued, the principal amount of the senior secured note will be initially convertible into 55,344,360 shares at any time at the option of OptiMark Innovations. The senior secured note will be secured by all of the assets of Ashton pursuant to a pledge and security agreement to be entered into by Ashton and OptiMark Innovations contemporaneously with the execution of the senior secured note. The total $30 million consideration to be paid by OptiMark Innovations for the common stock purchase and the senior secured note will be comprised of (i) approximately $7.3 million in cash, and intellectual property and other non-cash assets valued, for purposes of the securities purchase agreement, at $20 million as consideration for the purchase of the 633,443,600 shares of Ashton's common stock and (ii) approximately $2.7 million in cash in exchange for the senior secured note.

         On or before the closing of the securities purchase agreement, Ashton will enter into an investors' rights agreement with OptiMark Innovations. Commencing 180 days after the execution of the investors' rights agreement, and subject to certain conditions, OptiMark Innovations may request Ashton to file up to two (2) registration statements with the Securities and Exchange Commission to register all of the shares of its common stock issuable to OptiMark Innovations pursuant to the securities purchase agreement and upon conversion of the senior secured note. Ashton may in certain circumstances delay the filing of such a registration statement for up to ninety days if, in the judgment of Ashton's board of directors, such a filing would be seriously detrimental to Ashton or its stockholders. In addition, Ashton would not be required to file a second registration statement within 180 days of the declaration of effectiveness of the first registration statement previously filed by Ashton. Subject to certain conditions, including but not limited to those set forth above, Ashton is required to use its best efforts to file a registration statement within ten business days of receiving a request from OptiMark Innovations.

         The investors' rights agreement will provide that so long as OptiMark Innovations or its assignees holds at least 20% of all issued and outstanding shares of common stock of Ashton, OptiMark Innovations will have a preemptive right to subscribe for future sales of common stock by Ashton. If OptiMark Innovations elects to exercise its preemptive right, it may purchase up to that portion of additional shares of common stock which equals the proportion that the number of shares of common stock beneficially owned by OptiMark Innovations bears to the total number of shares of common stock of Ashton then outstanding.

         The investors' rights agreement will also provide that, so long as OptiMark Innovations holds at least 20% of all issued and outstanding shares of common stock of Ashton, Ashton will not, without the prior approval of OptiMark Innovations, among other things: (i) authorize or issue any equity security other than shares of common stock issuable upon exercise of options currently outstanding; (ii) grant registration rights to any holder of securities of Ashton; (iii) repurchase or redeem any of its securities except as contemplated in the securities purchase agreement; (iv) merge, combine or consolidate with any entity; (v) sell all or substantially all of its assets; (vi) alter or change materially or adversely the rights of the common stock or preferred stock of Ashton; (vii) incur debt or guarantees (other than trade payable incurred by Ashton in the ordinary course of business) in excess of $100,000; (viii) liquidate or dissolve, effect any recapitalization or reorganization, or any stock split, reverse stock split, or, in each case, obligate Ashton to do so; or
(ix) engage in any other business other than that business currently engaged in by Ashton.

         In the securities purchase agreement, Ashton has agreed that it and its agents will not solicit, initiate, encourage or participate in any discussions relating to the sale by Ashton of all or substantially all of its assets or shares of its capital stock which would result in the acquiror of such shares owning a majority of the outstanding shares of capital stock of Ashton. In addition, Ashton has agreed that it will pay $1,250,000 to OptiMark Innovations in the event that the Board of Directors of Ashton withdraws its recommendation to its stockholders to approve the matters set forth in this proxy statement for any reason other than the determination that the withdrawal of such recommendation is required to satisfy the fiduciary duties of the Board of Directors of Ashton or the occurrence of a material adverse effect on Ashton or its subsidiaries, taken as a whole. If the Board of Directors of Ashton were to withdraw its recommendation to approve the matters described in this proxy statement, OptiMark Innovations would have the right to terminate the securities purchase agreement. Ashton and OptiMark Innovations also are permitted to terminate the securities purchase agreement by mutual consent in the event that there are other breaches of the securities purchase agreement or if the sale of the common stock of Ashton to OptiMark Innovations described in this proxy statement is not consummated on or before March 31, 2002.

         Upon the closing of the sale of common stock, OptiMark Innovations will own 80% of the then fully-diluted outstanding shares of Ashton's common stock. Fully-diluted shares include the outstanding shares of common stock and (i) shares of any series of capital stock of Ashton or its Subsidiaries that vote together with Ashton's common stock, (ii) any outstanding options issued to employees and third parties, and (iii) shares of common stock, or any securities described in clause (i) above, issuable pursuant to or upon conversion or exercise of all rights granted to any party including, but not limited to, stock issued to HK Weaver. Assuming conversion of the senior secured convertible note that may be issued to OptiMark Innovations, OptiMark Innovations would own an additional 7% of the fully-diluted outstanding common stock.

         Closing of the sale of common stock to OptiMark Innovations is contingent upon, among other things:

         o Stockholder approval of this proposal to increase the number of shares of Ashton's authorized common stock;
         o Modification, on terms and conditions acceptable to OptiMark Innovations, of the 9% secured convertible note, dated as of July 13, 2001, in favor of RGC International Investors, LDC, and the release of all liens, security instruments and any encumbrances upon Ashton's and its subsidiaries' assets as described above;
         o Amendment of the securities purchase agreement between Ashton and Jameson Drive LLC, dated July 10, 2001, to provide for the elimination of the $2.5 million minimum commitment amount;
         o Waiver of the put rights by Ashton's joint venture partners with respect to Ashton Technology Canada and Kingsway-ATG Asia which require that Ashton purchase the equity interest in the joint ventures from the joint venture partners upon a change in control of Ashton;
         o  The resignation of Ashton's current CEO and certain board members;
         o Appointment of a number of directors by OptiMark Innovations to Ashton's Board of Directors proportionate to its common stock ownership by the investor at the time of closing;
         o Execution of employment agreements with certain of Ashton's key employees;
         o Settlement of the arbitrator's award against Ashton dated as of January 14, 2002 in the amount of $510,750 related to the employment agreement with the former president of Ashton's subsidiary, eMC;
         o Resolution on terms acceptable to OptiMark Innovations of all matters associated with the offer to minority stockholders of Ashton's subsidiary, UTTC, to exchange certain shares of UTTC common stock for shares of the Ashton's common stock;
         o OptiMark Innovation's satisfaction with the results of its due diligence review of Ashton; o OptiMark Innovations receiving the financing or capital contributions necessary to pay the purchase price;
         o No material adverse effect shall have occurred to Ashton between the signing of the securities purchase agreement and the closing of the sale of common stock to OptiMark Innovations; and

         o Approval by the stockholders of Ashton of the amendment to Ashton's certificate of incorporation set forth in Proposal Two.

         In  addition,   closing  of  the  sale  of  common  stock  to  OptiMark
Innovations is contingent upon OptiMark Innovations presenting to Ashton documents evidencing OptiMark Innovations' capitalization on December 31, 2001.

         Even if Ashton's stockholders approve this proposal, Ashton cannot be sure that the conditions to OptiMark Innovations' obligation to purchase common stock from Ashton will be satisfied. A number of these conditions require actions by, or the resolution of issues with, third parties over which Ashton has no control. In addition, we cannot be sure that OptiMark Innovations will be satisfied with its due diligence review of Ashton or will obtain the financing or capital contributions necessary to pay the purchase price.

         Ashton may be obligated to issue additional shares of its common stock or options or warrants to purchase additional shares of its common stock in order to satisfy some of the above conditions, and thus, enable the closing of the securities purchase agreement with OptiMark Innovations. The 633,443,600 shares set forth in the securities purchase agreement is based on OptiMark Innovations' 80% ownership interest on a fully-diluted basis, assuming approximately 13.8 million shares to be issued in connection with satisfaction of certain of the above conditions. If the number of shares necessary to satisfy these conditions is higher than 13.8 million, then OptiMark Innovations may elect not to close on the purchase of Ashton's common stock. If the number of shares issued to satisfy these conditions is lower than 13.8 million, then the number of shares that will be issued to OptiMark Innovations upon the closing will decrease.

         Ashton's board of directors is currently composed of five (5) individuals. In accordance with the terms of the securities purchase agreement dated as of February 4, 2002 and the investors' rights agreement to be entered into by Ashton and OptiMark Innovations in connection therewith, Ashton has agreed initially to maintain at five the number of directors sitting on its board of directors at any time and OptiMark Innovations will be entitled initially to install four (4) of the directors that constitute Ashton's board. To that end, Messrs. Brown, Gothner, Rittereiser and Uchimoto have agreed to resign from the board of directors upon the closing of the sale of common stock to OptiMark Innovations. In addition, Mr. Rittereiser is negotiating a separation agreement in connection with his resignation as an officer of the company. The terms of the separation agreement have not been established.

         Upon the closing of the sale of common stock to OptiMark Innovations, Ashton will have up to 701,605,850 shares of common stock outstanding. In addition, Ashton will have reserved additional shares as follows:

         o 55,344,360 shares of common stock issuable upon conversion of the secured convertible note with OptiMark Innovations;

         o 12,000,000 shares of common stock issuable upon conversion of the bridge loan and exercise of the warrants issued to HK Weaver Group;

         o 11,381,711 shares of common stock in connection with Ashton's stock option plans, including 4,372,394 shares of common stock reserved for future option grants;

         o  5,546,743   shares  of  common  stock   issuable  upon  exercise  of
            outstanding warrants;

         o  264,000  shares  of  common  stock   issuable  upon   conversion  of
            convertible preferred stock; and

         o An estimated 13,774,949 shares of common stock to be issued in connection with the modification of the secured convertible note with RGC, the equity line with Jameson and other agreements. The modification of these agreements, among other things, is a condition to the closing of the sale of common stock to OptiMark Innovations.

         In the aggregate, approximately 799,917,613 shares of common stock will be issued or reserved for future issuance upon the closing of the sale of common stock to OptiMark Innovations. The remaining authorized but unissued shares of common stock that would exist if this proposal were approved by stockholders are necessary to allow Ashton the flexibility to set aside additional shares for potential stock option grants to employees, and to act upon potential mergers, acquisitions and other opportunities and transactions, if any, which may arise in the future.

         On January 31, 2002, the Ashton's Board of Directors approved an amendment to its certificate of incorporation to increase the authorized number of shares of common stock from 100 million to one billion. The form of the amendment approved by the Board and to be considered at the special meeting is attached as Exhibit A to this proxy statement.

CONSEQUENCES OF THIS PROPOSAL

         As a result of the negative effects on global securities markets following the events of September 11, 2001, and the attendant effect that suspension had on Ashton's core business, Ashton's Board of Directors met numerous times to address Ashton's deteriorating financial condition. After evaluating Ashton's financial condition and the limited availability of new capital, Ashton's Board of Directors determined to proceed with the proposed transaction with OptiMark Innovations as the best alternative for Ashton and its stockholders. Ashton's Board engaged in discussions with Optimark Innovations during a time when no other bona fide strategic investor interest or offer had emerged. In this regard, Ashton's Board recognized that the proposed transaction with OptiMark Innovations would provide both financial and strategic business support for Ashton and would enable Ashton to plan for continued operations. Ashton's Board concluded that the proposed transaction was a better alternative for Ashton's stockholders than pursuing asset liquidation strategies.

         Should stockholders not approve this proposal, the sale of stock to OptiMark Innovations will not close. In this regard, Ashton would not have access to the capital or intellectual property being sought through this transaction. Without such additional capital, Ashton will not have sufficient financial resources nor access to alternative resources that would permit continued business operations. Accordingly, Ashton would face the imminent and likely potential for bankruptcy or liquidation.

         If the proposed increase in the authorized number of shares of common stock is approved, there will be a number of effects on Ashton and its stockholders:

         o the percentage of Ashton owned by current stockholders will be diluted substantially;
         o the capital infusion, including the contribution of OptiMark Innovations' intellectual property, into Ashton could result in increased value to current stockholders;
         o OptiMark Innovations will control the board of directors and will own a substantial majority of Ashton's outstanding voting stock; and
         o current stockholders will be unable to remove any directors or out-vote OptiMark Innovations' control interest.

         There is no assurance that the sale of stock to OptiMark Innovations will close or will close on the terms described. If the sale of stock to OptiMark Innovations is not completed or is completed at a lower number of shares than described, the remaining authorized and unissued shares could be issued to other parties without stockholder approval.

         In the absence of a proportionate increase in Ashton's earnings and book value, an increase in the aggregate number of outstanding shares of Ashton caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of Ashton's common stock. If such factors were reflected in the price per share of common stock, the potential realizable value of your investment would be adversely affected.

                                  PROPOSAL 2:

       TO APPROVE AN AMENDMENT TO ASHTON'S CERTIFICATE OF INCORPORATION TO DEFINE THE CORPORATION'S INTEREST AND EXPECTANCY IN SPECIFIED BUSINESS
          OPPORTUNITIES OR SPECIFIED CLASSES OR CATEGORIES OF BUSINESS OPPORTUNITIES THAT ARE PRESENTED TO THE CORPORATION AND ITS OFFICERS,
                           DIRECTORS AND STOCKHOLDERS

      THE BOARD OF DIRECTORS OF ASHTON UNANIMOUSLY RECOMMENDS THAT HOLDERS
            OF COMMON STOCK VOTE "FOR" THE APPROVAL OF THE PROPOSAL

SALE OF COMMON STOCK TO OPTIMARK INNOVATIONS INC.

        On February 4, 2002, Ashton entered into a securities purchase agreement with OptiMark Innovations Inc., whereby Ashton has agreed to sell up to 633,443,600 shares of its common stock for the purchase price of $27.3 million. In addition, subject to the closing of the sale of Ashton's common stock to OptiMark Innovations pursuant to the securities purchase agreement, OptiMark Innovations has agreed to lend approximately $2.7 million to Ashton to be evidenced by a senior secured convertible note to be executed by Ashton in the amount of approximately $2.7 million in favor of OptiMark Innovations Inc. The five-year senior secured convertible note is convertible into shares of Ashton common stock at a rate of $0.0492782 per share, subject to adjustment prior to the closing and to customary anti-dilution adjustments after the closing, and accrues interest at a rate of 7.5% per annum. The principal amount of the senior secured note will be convertible into 55,344,360 shares of Ashton common stock.

         Upon closing of the sale of Ashton common stock, OptiMark Innovations Inc. will own 80% of the fully-diluted outstanding shares of common stock as of the closing. Assuming conversion of the senior secured convertible note, OptiMark Innovations would own an additional 7% of the fully-diluted outstanding common stock as of the closing.

         Upon the closing of the securities purchase agreement, Ashton will be a majority owned subsidiary of OptiMark Innovations and OptiMark Innovations will also acquire certain investor rights including the right to install the number of Ashton directors proportionate to its common stock ownership and rights to approve certain corporate actions and Board of Director actions. A more detailed description of this transaction is set forth in Proposal One.

         As a result Ashton, OptiMark Innovations and OptiMark Holdings, the parent company of OptiMark Innovations, may have officers and/or directors in common and, because Ashton and OptiMark Innovations may engage in similar businesses and therefore have an interest in the same corporate opportunities, those officers and/or directors may, from time to time, have conflicting duties of loyalty to each of Ashton, OptiMark Innovations and OptiMark Holdings.

         Under section 122(17) of the Delaware General Corporation Law, a corporation may in its certificate of incorporation define the corporation's interest and expectancy in specified business opportunities that are presented to the corporation and its officers, directors and stockholders. As a condition to its purchase of common stock of Ashton described above, OptiMark Innovations will require that Ashton amend its certificate of incorporation to define Ashton's interest and expectancy in specified business opportunities. The Board of Directors of Ashton approved the following proposed amendment to Ashton's certificate of incorporation at a meeting of the Board of Directors of Ashton.

In addition, Ashton, OptiMark Innovations and OptiMark Holdings intend to enter into a noncompetiton agreement in which Ashton, on the one hand, and OptiMark Innovations and OptiMark Holdings, on the other hand, will agree not to compete with each other in specified businesses. The terms of the noncompetition agreement have not been established.

PURPOSE OF THE PROPOSAL

         The purpose of this proposal is to amend Ashton's certificate of incorporation to clarify the circumstances in which certain business opportunities that may, from time to time, be brought to the attention of OptiMark Innovations, OptiMark Holdings or an officer or director of Ashton, who simultaneously serves as an officer and/or director of OptiMark Innovations or OptiMark Holdings, shall be deemed to be an opportunity belonging to Ashton, OptiMark Innovations or to OptiMark Holdings.

         We therefore request that you vote to approve the following amendment to Ashton's Certificate of Incorporation. Please note that the use of the word "Corporation" in the proposed amendment set forth below refers to Ashton.

                  EIGHTH:

                           Section 1. In  anticipation  of the  possibility  (i)
                  that the Corporation will be a majority-owned subsidiary of Innovations and that Holdings may be a majority or significant stockholder of the Corporation, (ii) that the officers and/or directors of the Corporation may also serve as officers and/or directors of OptiMark, (iii) that the Corporation and OptiMark may engage in the same or similar activities or lines of business and have an interest in the same classes or categories of corporate opportunities, and (iv) in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Innovations (including possible service of officers and/or directors of OptiMark as officers and directors of the Corporation), the provisions of this Article are set forth to regulate and shall, to the fullest extent permitted by law, define the conduct of the Corporation with respect to certain classes or categories of business opportunities that are presented to the Corporation as they may involve OptiMark and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

                           Section 2. Except as may be  otherwise  provided in a
                  written   agreement  between  the  Corporation  and  OptiMark,
                  OptiMark shall have no duty to refrain from engaging in a corporate opportunity in the same or similar activities or lines of business as the Corporation (and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns directly or indirectly 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests) engages in or proposes to engage in at the time of the initial public offering of the Corporation's Common Stock (and the Corporation hereby renounces any interest or expectancy, or in being offered any opportunity to participate in such business opportunities as may arise in which both the Corporation and

                  OptiMark may have an interest), and, to the fullest extent permitted by law, neither OptiMark nor any of their respective officers or directors (except as provided in Section 3 of this Article EIGHTH) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of OptiMark. In the event that OptiMark acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both OptiMark and the Corporation, OptiMark shall, to the fullest extent permitted by law, have no duty to communicate or offer such corporate opportunity to the Corporation and shall, to the fullest extent permitted by law, not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that OptiMark pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

                           Section 3. In the event that a director or officer of
                  the Corporation who is also a director or officer of OptiMark acquires knowledge of a potential transaction or matter which may be a corporate opportunity (as referenced above in Section
                  2) for both the Corporation and OptiMark, such director or officer of the Corporation shall, to the fullest extent permitted by law, have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

                                    (a) a corporate  opportunity  (as referenced
                  above in Section 2) offered to any person who is an officer of the Corporation, and who is also a director but not an officer of OptiMark, shall belong to the Corporation;

                                    (b) a corporate  opportunity  (as referenced
                  above in Section 2) offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of OptiMark shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as a director of the Corporation, and otherwise shall belong to OptiMark; and

                                    (c) a corporate  opportunity  (as referenced
                  above in Section 2) offered to any person who is an officer of both the Corporation and OptiMark shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as an officer of the Corporation and otherwise shall belong to OptiMark.

                           Section 4. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article EIGHTH.

                           Section 5.  For purposes of this Article EIGHTH only:

                                    (a) A  director  of the  Corporation  who is
                  Chairman of the Board or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the By-Laws (as amended from time to time, the "By-Laws") of the Corporation), unless such person is a full-time employee of the Corporation; and

                                    (b)  The  term   "Innovations"   shall  mean
                  OptiMark Innovations Inc., a Delaware corporation (and any successor thereof) and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation) and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns directly or indirectly 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests)) in which Innovations beneficially owns (directly or indirectly) 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

                                    (c) The term "Holdings"  shall mean OptiMark
                  Holdings, Inc., a Delaware corporation (and any successor thereof) and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation) and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns directly or indirectly 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests)) in which Innovations beneficially owns (directly or indirectly) 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

                                    (d)   The   term   "OptiMark"   shall   mean
                  Innovations and Holdings collectively or individually.

                           Section   6.   Anything   in  this   Certificate   of
                  Incorporation to the contrary notwithstanding, the foregoing provisions of this Article EIGHTH shall terminate, expire and have no further force and effect on the date that (i) OptiMark ceases to beneficially own shares of common stock representing at least 20 percent of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote in the election of directors and (ii) no person who is a director or officer of the Corporation is also a director or officer of OptiMark. Neither the alteration, amendment, termination, expiration or repeal of this Article EIGHTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

CONSEQUENCES OF THIS PROPOSAL

         If the proposal to clarify the duty of loyalty of certain officers and directors of Ashton is approved, any corporate opportunity that is offered to a person who is either an officer or director of Ashton and who is also either an officer or director of OptiMark Innovations or OptiMark Holdings, Inc. shall belong to Ashton, OptiMark Innovations or OptiMark Holdings, Inc. as set forth as follows:

                           (a) a corporate  opportunity (as referenced  above in
                  Section 2) offered to any person who is an officer of Ashton, and who is also a director but not an officer of OptiMark, shall belong to Ashton;

                           (b) a corporate  opportunity (as referenced  above in
                  Section 2) offered to any person who is a director but not an officer of Ashton, and who is also a director or officer of OptiMark shall belong to Ashton if such opportunity is expressly offered to such person in his or her capacity as a director of Ashton, and otherwise shall belong to OptiMark; and

                           (c) a corporate  opportunity (as referenced  above in
                  Section 2) offered to any person who is an officer of both Ashton and OptiMark shall belong to Ashton if such opportunity is expressly offered to such person in his or her capacity as an officer of Ashton and otherwise shall belong to OptiMark.

         Should stockholders not approve this proposal, OptiMark Innovations would not be required to consummate the purchase of Ashton common stock. If this transaction is not consummated, Ashton would not have access to the capital or intellectual property being sought through this transaction. Without such additional capital, Ashton will not have sufficient financial resources to permit continued business operations. If Ashton is required to seek alternative sources of capital, there is no assurance that Ashton will be able to obtain such additional capital or to obtain such capital on terms acceptable to Ashton. We do not believe we would be successful in that endeavor. Accordingly, if Ashton does not close this transaction, and it is unable to raise capital from another source, Ashton will face the imminent and likely potential for bankruptcy and liquidation.

         Even if stockholders approve this proposal, there is no assurance that the sale of stock to OptiMark Innovations will close or will close on the terms described herein. If the sale of stock to OptiMark Innovations is not completed and this proposal is approved by stockholders, the amendment to Ashton's Certificate of Incorporation described in this proposal will have no practical effect on Ashton.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS



         The following tables, other than the table entitled "Certain Beneficial Owners," set forth certain information as of January 31, 2002, regarding the beneficial ownership of the equity securities of Ashton and certain of its subsidiaries by (1) all directors, (2) all individuals serving as Ashton's chief executive officer or serving in a similar capacity during the last completed fiscal year, (3) Ashton's four most highly paid executive officers other than the CEO who were serving as executive officers at the end of the last completed fiscal year and (4) up to two additional individuals who would have been listed among the four most highly compensated executive officers other than the CEO but for the fact that the individuals were not serving as executive officers at the end of the last completed fiscal year. In addition, the tables, other than the table entitled "Certain Beneficial Owners," set forth such information for all of the foregoing individuals as a group. In all cases below, unless otherwise stated, each individual exercises sole investment and dispositive power over the shares listed next to his or her name.

         1. The Ashton Technology Group, Inc., Common Stock, par value $0.01 per share. As of January 28, 2002, there were 68,162,250 shares of common stock issued and outstanding.

MANAGEMENT

                                                                    Amount and
                                                                    Nature of
Name and Address of                                                 Beneficial      Percent
Directors and Executive Officers**                                  Ownership       Of Class
                                                                    ---------       --------
Arthur J. Bacci (9) .......................                       248,660(1)            *
Thomas G. Brown(10) .......................                        60,000(2)            *
Richard E. Butler (9) .....................                       230,000(3)            *
Buntzie Ellis Churchill (9) ...............                           -0-               *
Wayne H. Coleson  (9) .....................                           -0-               *
K. Ivan F. Gothner(10) ....................                       770,262(4)            1.1%
Herbert Kronish (9) .......................                       100,000(5)            *
Fredric W. Rittereiser(10) ................                     1,628,500(6)            2.4%
William W. Uchimoto(10) ...................                       278,536(7)            *
Fred S. Weingard ..........................                       873,869(8)            1.3%
All executive officers and directors of the
     Company as a group (10 persons) ......                     4,189,827***            5.8%

*        Represents less than 1%.
** The address of each of the beneficial owners in the foregoing table is c/o The Ashton Technology Group, Inc., Eleven Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103.
***      Includes 3,638,965 shares issuable upon exercise of options.

(1) Represents (i) 11,100 shares of common stock; (ii) 150,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $3.1875 per share; and (iii) 87,560 shares of common stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(2) Represents (i) 50,000 shares of common stock issuable upon exercise of stock options, which are currently exercisable at $1.875 per share, and
         (ii) 10,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $9.06 per share.

(3) Represents (i) 180,000 shares of common stock issuable upon the exercise of stock options, which are currently exercisable at $1.875 per share, and (ii) 50,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(4) Represents (i) 20,262 shares of common stock and (ii) 750,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $1.875 per share.
(5) Represents 100,000 shares of common stock issuable upon the exercise of options, which are currently exercisable at $1.875 per share.
(6) Mr. Rittereiser may be deemed to be the beneficial owner of: (i) 403,500 shares of common stock held of record by The Dover Group, Inc;
         (ii) 25,000 shares of common stock issuable upon the exercise of redeemable warrants held by Dover which are currently exercisable at $5.85 per share; (iii) 1,000,000 shares of common stock issuable upon exercise of options held by Mr. Rittereiser which are currently exercisable at $1.875 per share; (iv) 100,000 shares of common stock issuable upon exercise of options held by Mr. Rittereiser which are currently exercisable at $10.50 per share; and (v) 100,000 shares held by Mr. Rittereiser's wife as a gift from her father, Frederick Weimmer, Sr., of which Mr. Rittereiser disclaims beneficial ownership. Dover is a corporation of which Mr. Rittereiser is the sole stockholder, director and officer.
(7) Represents (i) 6,000 shares of common stock; (ii) 180,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $1.875 per share; and (iii) 92,536 shares of common stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(8) Represents (i) 10,000 shares of common stock; (ii) 100,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $14.25 per share; (iii) 538,750 shares of common stock issuable upon exercise of options, which are currently exercisable at $1.875 per share; (iv) 100,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $10.50 per share; and (v) 125,119 shares of common stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(9) Effective September 24, 2001, Messrs. Butler and Kronish were no longer members of Ashton's Board of Directors. As of November 20, 2001 and October 11, 2001, Mr. Coleson and Ms. Churchill, respectively, resigned from Ashton's Board of Directors. As of January 7, 2002, Ashton accepted Mr. Bacci's resignation from the Board of Directors
(10) Messrs. Brown, Gothner, Rittereiser and Uchimoto have agreed to resign from the Board of Directors upon the closing of the sale of stock to OptiMark Innovations Inc. Ashton, specified stockholders of Ashton beneficially owning in the aggregate 52.8% of Ashton's common stock outstanding as of January 31, 2002 and OptiMark Innovations have agreed that, at that time, the number of directors will be fixed initially at five (5) and that OptiMark Innovations will have the right to appoint a number of directors to Ashton's Board of Directors proportionate to its common stock ownership, i.e., initially, four (4) directors as of the closing.

CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as of January 31, 2002 regarding each person other than an officer or director who is known by Ashton to beneficially own more than five percent of the common stock:


    Name and Address of Beneficial Owner        Amount and Nature of Beneficial Ownership        Percent of Class
    ------------------------------------        -----------------------------------------        ----------------
    Kingsway Securities Holdings Limited                     30,489,274 (1)                           38%
         5/F Hutchinson House
         10 Harcourt Road
         Central, Hong Kong


    HK Weaver Group Limited                                  12,000,000 (2)                           15%
         5th Floor, Hutchison House
         10 Harcourt Road
         Central, Hong Kong

    Jameson Drive, LLC                                        4,632,865                               6.8%
         Navigator Management
         Harbour House, 2nd Floor
         Waterfront Drive
         PO Box 972
         Road Town, Tortola
         British Virgin Island


    RGC International Investors LDC                          15,235,982 (3)                           18.3%
         C/o Rose Glen Capital Management, LP
         3 Bala Plaza East, Suite 501
         251 St. Asaphs Road
         Bala Cynwyn, PA 19004


    (1) Includes 10,000,000 shares of common stock issuable upon conversion of a $500,000 note issued to HK Weaver and 2,000,000 share issuable upon the exercise of options issued to HK Weaver. Kingsway Securities Holdings Limited is the controlling entity of HK Weaver.

    (2) Includes 10,000,000 shares of common stock issuable upon conversion of a $500,000 note and 2,000,000 share issuable upon the exercise of options. Investment and dispositive power over these shares is shared with Kingsway Securities Holdings Limited, the controlling entity of HK Weaver.

    (3) Includes 15,035,982 shares of common stock issuable upon conversion of the secured convertible note with RGC, dated as of July 13, 2001, based upon the market price of Ashton's common stock on January 31, 2002 of $0.35 and 200,000 shares of common stock isuable upon exercise of warrants issued to RGC on August 18, 1999.

2. Universal Trading Technologies Corporation (Majority Owned Subsidiary), common stock, par value $0.01 per share. As of January 31, 2002, there were 18,530,417 shares outstanding.


                                                                 Amount and
MANAGEMENT                                                         Nature of
Name and Address of                                               Beneficial                Percent
Directors and Executive Officers**                                Ownership                of Class
----------------------------------                                ---------                --------

Arthur J. Bacci (8) ...............................                 500,000(1)                  2.6%
Thomas G. Brown(9) ................................                 125,000(2)               *
Richard E. Butler  (8) ............................                 225,000(3)                  1.2%
Buntzie Ellis Churchill (8) .......................                     -0-                  *
Wayne H. Coleson (8) ..............................                     -0-                  *
K. Ivan F. Gothner(9) .............................                 640,000(4)                  3.3%
Herbert Kronish (8) ...............................                     -0-                  *
Fredric W. Rittereiser(9) .........................               1,000,001(5)                  5.2%
William W. Uchimoto(9) ............................                 500,000(6)                  2.6%
Fred S. Weingard ..................................                 462,500(7)                  2.4%
All executive officers and directors as a group (10
persons) ..........................................               3,452,501***                 15.9%

*        Represents less than 1%.
** The address of each of the beneficial owners in the foregoing table is c/o The Ashton Technology Group, Inc., Eleven Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103.
***      Includes 3,202,500 shares issuable upon exercise of options.
(1) Represents (i) 187,500 shares of common stock issuable upon exercise of options, which are currently exercisable at $1.33 per share; and (ii) 312,500 shares of common stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(2) Represents 125,000 shares of common stock issuable upon exercise of stock options, which are currently exercisable at $2.00 per share.
(3) Represents 225,000 shares of common stock issuable upon the exercise of options, which are currently exercisable at $2.00 per share.
(4) Represents 640,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(5) Represents (i) 250,001 shares of common stock held by Dover; and (ii) 750,000 shares of common stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(6) Represents 500,000 shares of common stock issuable upon the exercise of options, which are currently exercisable at $2.00 per share.
(7) Represents 462,500 shares of common stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(8) Effective September 24, 2001, Messrs. Butler and Kronish were no longer members of Ashton's Board of Directors. As of November 20, 2001 and October 11, 2001, Mr. Coleson and Ms. Churchill, respectively, resigned from Ashton's Board of Directors. As of January 7, 2002, Ashton accepted Mr. Bacci's resignation from the Board of Directors.
(9) Messrs. Brown, Gothner, Rittereiser and Uchimoto have agreed to resign from the Board of Directors of Ashton upon the closing of the sale of stock to OptiMark Innovations Inc.

3. Electronic Market Center, Inc. (Majority Owned Subsidiary, Discontinued Operation), common stock, par value $0.0001 per share. As of January 31, 2002, there were 10,130,000 shares outstanding.

MANAGEMENT


                                                                    Amount and
                                                                    Nature of
Name and Address of                                                 Beneficial      Percent
Directors and Executive Officers**                                  Ownership       Of Class
                                                                    ---------       --------
Arthur J. Bacci (9) .......................                       237,500               2.3%
Thomas G. Brown(10) .......................                        75,000               *
Richard E. Butler (9) .....................                        75,000               *
Buntzie Ellis Churchill (9) ...............                           -0-               *
Wayne H. Coleson  (9) .....................                           -0-               *
K. Ivan F. Gothner(10) ....................                       187,500               1.9%
Herbert Kronish (9) .......................                           -0-               *
Fredric W. Rittereiser(10) ................                       300,000               3.0%
William W. Uchimoto(10) ...................                       175,000               1.7%
Fred S. Weingard ..........................                       175,000               1.7%
All executive officers and directors of the
     Company as a group (10 persons) ......                     1,225,000              12.1%

*        Represents less than 1%.
** The address of each of the beneficial owners in the foregoing table is c/o The Ashton Technology Group, Inc., Eleven Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103.
(1) Effective September 24, 2001, Messrs. Butler and Kronish were no longer members of Ashton's Board of Directors. As of November 20, 2001 and October 11, 2001, Mr. Coleson and Ms. Churchill, respectively, resigned from Ashton's Board of Directors. As of January 7, 2002, Ashton accepted Mr. Bacci's resignation from the Board of Directors.
(2) Messrs. Brown, Gothner, Rittereiser and Uchimoto have agreed to resign from the Board of Directors of Ashton upon the closing of the sale of stock to OptiMark Innovations Inc.


                              FINANCIAL INFORMATION

                  Ashton's financial statements for the fiscal year ended March 31, 2001 are included in Ashton's 2001 Annual Report to Stockholders, which was mailed to Ashton's stockholders with Ashton's 2001 Proxy Statement, and for the fiscal quarters ended June 30, 2001 and September 30, 2001, in Ashton's Quarterly Reports on Form 10-Q. Ashton will provide, without charge, to each holder of common stock, upon such holder's written or oral request, copies of Ashton's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, and Ashton's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and September 30, 2001, all of which were filed with the Securities and Exchange Commission, by first class mail or other equally prompt means within one business day of receipt of such request. Requests for such documents should be directed to Ashton at Eleven Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103, Attention: Secretary, telephone (215) 789-3300. Ashton is incorporating by reference into this Proxy Statement the financial information contained in its Annual Report on Form 10-K for the fiscal year ended March 31, 2001 and in its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and September 30, 2001, including the financial statements, management's discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure, and quantitative and qualitative disclosures about market risk. Copies of Ashton's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 and Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2001 and September 30, 2001 are being delivered to Ashton's stockholders together with this proxy statement.


                              STOCKHOLDER PROPOSALS

         Stockholders may submit proposals on matters appropriate for stockholder action at Ashton's annual meetings consistent with regulations adopted by the Securities and Exchange Commission. For stockholder proposals to be considered by the Board of Directors for inclusion in the proxy statement and form of proxy relating to the 2002 Annual Meeting of Stockholders, Ashton must receive them not later than April 22, 2002. If any stockholder wishes to present a proposal to the 2002 Annual Meeting of Stockholders that is not included in the proxy statement relating to such meeting and fails to submit such proposal to the Secretary of Ashton on or before June 13, 2002, then the Board of Directors will be allowed to use its discretionary voting authority when the stockholder proposal is raised at the 2002 Annual Meeting of Stockholders, without any discussion of the matter in its proxy statement. All stockholder proposals should be addressed to Ashton at Eleven Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103, Attention: Secretary. Nothing in this paragraph shall be deemed to require Ashton to include in its proxy materials relating to the 2002 Annual Meeting of Stockholders any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC and by Ashton's Bylaws at that time in effect.

                                           By Order of the Board of Directors,

                                           /s/ Fredric W. Rittereiser

                                           Fredric W. Rittereiser
                                           Chairman and Chief Executive Officer


February__, 2002

                           CERTIFICATE OF AMENDMENT OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                        THE ASHTON TECHNOLOGY GROUP, INC.

              -----------------------------------------------------
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
              -----------------------------------------------------

         The  Ashton  Technology  Group,  Inc.,  a  Delaware   corporation  (the
"Corporation"), does hereby certify as follows:

1. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on February 16, 1994 and amendments to the Certificate of Incorporation were subsequently duly filed and recorded (the Certificate of Incorporation, together with such amendments, shall be hereinafter referred to as the "Certificate of Incorporation").

2. The first paragraph of ARTICLE FOURTH of the Certificate of Incorporation is hereby amended to read as follows:

         "FOURTH: THE TOTAL NUMBER OF ALL CLASSES OF STOCK WHICH THE CORPORATION SHALL BE AUTHORIZED TO ISSUE SHALL BE 1,003,000,000, OF WHICH 1,000,000,000 SHALL BE COMMON STOCK, HAVING A PAR VALUE OF $0.01 PER SHARE, AND OF WHICH 3,000,000 SHARES SHALL BE PREFERRED STOCK HAVING A PAR VALUE OF $0.01 PER SHARE.

3. The Certificate of Incorporation is hereby amended to include new ARTICLE EIGHT, which shall read as follows:

         EIGHTH:

                           Section 1. In  anticipation  of the  possibility  (i)
                  that the Corporation will be a majority-owned subsidiary of Innovations and that Holdings may be a majority or significant stockholder of the Corporation, (ii) that the officers and/or directors of the Corporation may also serve as officers and/or directors of OptiMark, (iii) that the Corporation and OptiMark may engage in the same or similar activities or lines of business and have an interest in the same classes or categories of corporate opportunities, and (iv) in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Innovations (including possible service of officers and/or directors of OptiMark as officers and directors of the Corporation), the provisions of this Article are set forth to regulate and shall, to the fullest extent permitted by law, define the conduct of the Corporation with respect to certain classes or categories of business opportunities that are presented to the Corporation as they may involve OptiMark and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

                           Section 2. Except as may be  otherwise  provided in a
                  written   agreement  between  the  Corporation  and  OptiMark,
                  OptiMark shall have no duty to refrain from engaging in a corporate opportunity in the same or similar activities or lines of business as the Corporation (and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns directly or indirectly 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests) engages in or proposes to engage in at the time of the initial public offering of the Corporation's Common Stock (and the Corporation hereby renounces any interest or expectancy, or in being offered any opportunity to participate in such business opportunities as may arise in which both the Corporation and OptiMark may have an interest), and, to the fullest extent permitted by law, neither OptiMark nor any of their respective officers or directors (except as provided in
                  Section 3 of this Article EIGHTH) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of OptiMark. In the event that OptiMark acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both OptiMark and the Corporation, OptiMark shall, to the fullest extent permitted by law, have no duty to communicate or offer such corporate opportunity to the Corporation and shall, to the fullest extent permitted by law, not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that OptiMark pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

                           Section 3. In the event that a director or officer of
                  the Corporation who is also a director or officer of OptiMark acquires knowledge of a potential transaction or matter which may be a corporate opportunity (as referenced above in Section
                  2) for both the Corporation and OptiMark, such director or officer of the Corporation shall, to the fullest extent permitted by law, have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

                                    (a) a corporate  opportunity  (as referenced
                  above in Section 2) offered to any person who is an officer of the Corporation, and who is also a director but not an officer of OptiMark, shall belong to the Corporation;

                                    (b) a corporate  opportunity  (as referenced
                  above in Section 2) offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of OptiMark shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as a director of the Corporation, and otherwise shall belong to OptiMark; and

                                    (c) a corporate  opportunity  (as referenced
                  above in Section 2) offered to any person who is an officer of both the Corporation and OptiMark shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as an officer of the Corporation and otherwise shall belong to OptiMark.

                           Section 4. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article EIGHTH.

                           Section 5. For purposes of this Article EIGHTH only:

                                    (a) A  director  of the  Corporation  who is
                  Chairman of the Board or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the By-Laws (as amended from time to time, the "By-Laws") of the Corporation), unless such person is a full-time employee of the Corporation; and

                                    (b)  The  term   "Innovations"   shall  mean
                  OptiMark Innovations Inc., a Delaware corporation (and any successor thereof) and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation) and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns directly or indirectly 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests)) in which Innovations beneficially owns (directly or indirectly) 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

                                    (c) The term "Holdings"  shall mean OptiMark
                  Holdings, Inc., a Delaware corporation (and any successor thereof) and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation) and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns directly or indirectly 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests)) in which Innovations beneficially owns (directly or indirectly) 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

                                    (d)   The   term   "OptiMark"   shall   mean
                  Innovations and Holdings collectively or individually.

                           Section   6.   Anything   in  this   Certificate   of
                  Incorporation to the contrary notwithstanding, the foregoing provisions of this Article

                  EIGHTH shall terminate, expire and have no further force and effect on the date that (i) OptiMark ceases to beneficially own shares of common stock representing at least 20 percent of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote in the election of directors and (ii) no person who is a director or officer of the Corporation is also a director or officer of OptiMark. Neither the alteration, amendment, termination, expiration or repeal of this Article EIGHTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

4. The aforesaid amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate signed by its Chief Executive Officer and attested by its Secretary this __________, day of __________, 2002.

                                         THE ASHTON TECHNOLOGY GROUP, INC.


                                         By:    ------------------------------
                                         Name:  Frederic W. Rittereiser
                                         Title: Chief Executive Officer

THE ASHTON TECHNOLOGY GROUP, INC.

           PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON MARCH 20, 2002

         The undersigned stockholder hereby appoints Fredric W. Rittereiser, William W. Uchimoto, and Fred S. Weingard, and each of them, each with full power to act alone and with power of substitution, as proxy or proxies for the undersigned, to attend the special meeting of the stockholders of The Ashton Technology Group, Inc., to be held at 12:00 noon local time on March 20, 2002, at our offices, located at 1835 Market Street, Suite 420, Philadelphia, Pennsylvania, or at any postponements, continuations or adjournments thereof, and to vote all shares of common stock of Ashton, par value $0.01 per share, held by the signatory at the close of business on January 28, 2002, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue hereof with respect to the matters described below.

         This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholders. If no direction is made, this proxy will be voted "FOR" each of the proposals set forth below. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any and all postponements, continuations or adjournments thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASHTON. THE BOARD OF DIRECTORS OF ASHTON RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

         PROPOSAL  ONE:   APPROVE  AN  AMENDMENT  TO  ASHTON'S   CERTIFICATE  OF
         INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF ASHTON FROM 100 MILLION SHARES TO ONE BILLION SHARES.

               FOR                   AGAINST                 ABSTAIN
               [___]                  [___]                   [___]



         PROPOSAL  TWO:   APPROVE  AN  AMENDMENT  TO  ASHTON'S   CERTIFICATE  OF
         INCORPORATION TO DEFINE THE CORPORATION'S INTEREST AND EXPECTANCY IN SPECIFIED BUSINESS OPPORTUNITIES.

               FOR                   AGAINST                 ABSTAIN
               [___]                  [___]                   [___]


                                     [  X  ]  PLEASE MARK YOUR
                                              VOTE AS IN THIS EXAMPLE

                  (Continued and to be signed on reverse side.)

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT AND HEREBY REVOKES ALL PREVIOUSLY GRANTED PROXIES.


                   PLEASE BE SURE TO SIGN AND DATE THIS PROXY


Date: _________________
                                           ____________________________
                                           Stockholder signature here



                                           ____________________________
                                           Co-owner signature here

         Please sign this proxy exactly as your name(s) appear(s) on the books of Ashton. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

     PLEASE VOTE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.